Exhibit 10.1

AMENDMENT NO. 1 AND REAFFIRMATION AGREEMENT

AMENDMENT NO. 1 AND REAFFIRMATION AGREEMENT (this “Amendment”) dated as of December 22, 2008 to CREDIT AGREEMENT (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), dated as of March 7, 2008, between Anthracite Capital, Inc., as Borrower, and BlackRock Holdco 2, Inc., as Lender.  All capitalized terms used but not defined herein shall have the same meanings herein as in the Credit Agreement.  The parties hereto hereby agree as follows:

ARTICLE I:  AMENDMENT

Section 1.1.  Defined Terms.  Section 1.1 is hereby amended such that the definitions set forth below which are also set forth in the Credit Agreement are hereby amended and restated in their entirety as set forth below.

“Final Maturity Date” means (a) March 5, 2010, (b) such later date to which the Final Maturity Date has been extended pursuant to Section 2.2, or (c) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement, whether by acceleration or otherwise.

“Margin” means (a) prior to January 28, 2009, 2.50% per annum and (b) on January 28, 2009 and thereafter, 3.50% per annum.

ARTICLE II:  CONDITIONS

Section 2.1.  Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions:

(a)           Borrower’s execution and delivery to Lender of this Amendment; and

(b)           Lender’s receipt of all invoiced and unpaid fees and out-of-pocket expenses incurred in connection with this Amendment, including, without limitation, the fees and disbursements of Lender’s counsel.

ARTICLE III:  REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

Section 3.1.  General.  Borrower hereby ratifies, confirms and reaffirms in all respects all of its Obligations to Lender as evidenced by the Credit Documents and all of its Obligations to Lender arising under any other instrument or agreement creating, evidencing, or securing any of its obligations to Lender.

Section 3.2.  Representations and Warranties.  Borrower hereby represents and warrants to Lender that, after giving effect to this Amendment, (a) the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) this Amendment has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (d) no litigation has been commenced against Borrower or any of its subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by Borrower required or contemplated by this Amendment, the Credit Agreement or the Credit Documents, in each case as amended hereby.

ARTICLE IV:  MISCELLANEOUS

Section 4.1.  No Waiver.  Except as otherwise provided herein, this Amendment shall not (a) constitute a modification, acceptance or waiver with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein, or (b) except as contemplated hereunder, prejudice any right or remedy that Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein and all obligations of Borrower and rights of Lender thereunder shall remain in full force and effect.

Section 4.2.  Amendment.  This Amendment is a Credit Document.

Section 4.3.  Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or Obligations hereunder and any attempted assignment or transfer by Borrower shall be null and void.

Section 4.4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.5.  Headings.  Article and section headings are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 4.6.   Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment or of any other Credit Document by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment or of such other Credit Document.

Section 4.7.  Severability.  The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

Section 4.8.  Extension Fee.  The Borrower agrees to pay to the Lender on or prior to December 30, 2008, an extension fee in the amount of $150,000, which is fully earned by the Lender on the date hereof and, once paid, is non-refundable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

ANTHRACITE CAPITAL, INC.

By	/s/ Richard Shea
	Name:	Richard Shea
	Title:	President & Chief Operating Officer

LENDER:

BLACKROCK HOLDCO 2, INC.

By	/s/ Amy Engel
	Name:	Amy Engel
	Title:	Managing Director & Treasurer